UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Netopia, Inc.

(Name of Registrant as Specified In Its Charter)

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Netopia, Inc.

6001 Shellmound Street, 4th Floor

Emeryville, California 94608

December 23, 2005

NOTICE OF ANNUAL STOCKHOLDER MEETING

Notice is hereby given that the Annual Stockholder Meeting of Netopia, Inc. (the “Company”), will be held on January 31, 2006, at 10:00 a.m. local time, at 6001 Shellmound Street, 4th Floor, Emeryville, California 94608 for the following purposes:

1.	To elect six (6) directors to serve until the 2007 Annual Stockholder Meeting or until their successors have been elected and qualified or until their earlier resignation, death or removal.

2.	To ratify the appointment of Burr, Pilger & Mayer LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2006.

3.	To transact such other business as may properly be brought before the meeting.

The foregoing items of business are more fully described in the attached Proxy Statement.

Stockholders of record at the close of business on December 22, 2005 are the only stockholders entitled to notice of, and to vote at, the Annual Stockholder Meeting and at any adjournment or postponements thereof. A list of such stockholders will be available for inspection at the Company’s headquarters located at 6001 Shellmound Street, 4th Floor, Emeryville, California, during ordinary business hours for the ten-day period prior to the Annual Stockholder Meeting.

By Order of the Board of Directors,

David A. Kadish
Senior Vice President, General Counsel and Secretary

IMPORTANT

Whether or not you plan to attend the annual meeting, please complete, sign, date and promptly return your proxy in the postage-paid envelope provided for your convenience; or you may vote by telephone or via the internet in accordance with the instructions on your proxy card. You may revoke your proxy at any time prior to the annual meeting. If you decide to attend the annual meeting and wish to change your proxy vote, you may do so automatically by voting in person at the meeting.

Netopia, Inc.

6001 Shellmound Street, 4th Floor

Emeryville, California 94608

PROXY STATEMENT

FOR THE ANNUAL STOCKHOLDER MEETING

To be held on January 31, 2006

These proxy materials are furnished in connection with the solicitation of proxies by the Board of Directors of Netopia, Inc., a Delaware corporation (the “Company” or “Netopia”), for use at the Annual Stockholder Meeting to be held on Tuesday, January 31, 2006, at 10:00 a.m. local time or any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Stockholder Meeting. The meeting will be held at the Company’s offices at 6001 Shellmound Street, 4th Floor, Emeryville, California. The Company’s telephone number is (510) 420-7400. The date of this Proxy Statement is December 23, 2005, the approximate date on which this Proxy Statement and the accompanying form of proxy were first sent or given to stockholders.

GENERAL INFORMATION

Annual Report to Stockholders.    A copy of the Company’s Annual Report on Form 10-K as filed with the United States Securities and Exchange Commission on December 16, 2005 is enclosed with this Proxy Statement. The Company will mail without charge, upon written request, additional copies of the Company’s Annual Report on Form 10-K. Requests should be sent to Netopia, Inc., 6001 Shellmound Street, 4th Floor, Emeryville, California 94608, Attention: Senior Vice President, General Counsel and Secretary.

Voting Securities.    The Company’s Common Stock (“Common Stock”) is the only type of security entitled to vote at the Annual Stockholder Meeting. On December 22, 2005, the record date for the determination of stockholders entitled to vote at the Annual Stockholder Meeting, there were 25,469,173 shares of Common Stock issued and outstanding. Each stockholder of record on December 22, 2005 will be entitled to one vote for each share of Common Stock held by such stockholder on that date. Shares of Common Stock may not be voted cumulatively. The inspector of elections appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes, will tabulate all votes.

Stockholders may vote in person or by proxy. The Company’s bylaws provide that a majority of all of the shares of the Common Stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Stockholder Meeting. Abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum.

Solicitation of Proxies.    The cost of soliciting proxies will be borne by the Company. In addition to soliciting holders by mail through its regular employees, the Company may request banks and brokers, and other custodians, nominees and fiduciaries to forward copies of the proxies and other soliciting materials to persons for whom they hold shares of Common Stock and to request authority for the exercise of proxies and will reimburse them for their reasonable, out-of-pocket costs. The Company may use the services of its officers, directors and others to solicit proxies, personally, by telephone or facsimile or by other means of communication, without additional compensation.

Voting of Proxies.    Whether or not you are able to attend the Annual Stockholder Meeting, you are urged to complete and return the enclosed proxy, which is solicited by the Company’s Board of Directors and which will be voted as you direct on your proxy when properly completed. Alternatively, you may dial the telephone number indicated on the enclosed proxy card to cast your vote by following the instructions given to you on the telephone or you may vote via the Internet at www.proxyvote.com. In the event no directions are specified, such proxies will be voted FOR the Nominees of the Board of Directors (as set forth in Proposal No. 1), FOR Proposal No. 2, and in the discretion of the proxy holders as to other matters that may properly come before the Annual Stockholder Meeting. If sufficient votes in favor of the proposals are not received by the date of the Annual Stockholder Meeting, the persons named as proxies may propose one or more adjournments of the meeting to permit further solicitations of proxies. Any such adjournment would require the affirmative vote of the majority of the outstanding shares present in person or represented by proxy at the meeting. All valid proxies received prior to the meeting will be voted. All shares represented by a proxy will be voted, and where a holder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. A holder giving a proxy has the power to revoke his or her proxy, at any time prior to the time it is voted, by delivery to the Secretary of the Company of a written instrument revoking the proxy or a duly executed proxy with a later date, or by attending the Annual Stockholder Meeting and voting in person.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of December 23, 2005, certain information with respect to shares beneficially owned by (i) each person who is known by the Company to be the beneficial owner of more than five percent (5%) of the Company’s outstanding shares of Common Stock, (ii) the Chief Executive Officer and the four other executive officers of the Company named in the “Executive Compensation and Other Matters — Summary Compensation Table,” (iii) all directors and nominees, and (iv) all current directors and executive officers of the Company as a group.

Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within sixty (60) days of the date as of which the information is provided. In computing the percentage ownership of any person, the number of shares is deemed to include the number of shares beneficially owned by such person (and only such person) by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date.

To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

	Shares Beneficially Owned as of December 23, 2005(1)
Beneficial Owner*	Number of Shares	Percentage of Class
Cannell Capital LLC (2)	1,330,700	5.22%
Alan B. Lefkof (3)	768,953	2.94%
Brooke A. Hauch (4)	235,021	**
David A. Kadish (5)	370,164	1.43%
Bao T. Nguyen (6)	52,354	**
Dano Ybarra (7)	101,016	**
J. Francois Crepin	0	**
Reese M. Jones (8)	1,007,778	3.94%
Robert Lee (9)	70,000	**
David F. Marquardt (10)	184,986	**
Howard T. Slayen (11)	48,000	**
Harold S. Wills (12)	52,500	**
All current directors and executive officers as a group (12 people)(13)	2,928,272	10.74%

*	These beneficial owners, excluding Cannell Capital LLC, can be reached at Netopia, Inc., 6001 Shellmound Street, 4th Floor, Emeryville, California 94608.
**	Less than 1% of the outstanding shares of Common Stock.
(1)	The number of shares of Common Stock deemed outstanding includes shares issuable pursuant to stock options that may be exercised within 60 days of December 23, 2005.
(2)	The number of shares beneficially owned by Cannell Capital LLC was reported in a Schedule 13G filed on September 30, 2005 with the United States Securities and Exchange Commission. The address of Cannell Capital LLC is reported as 150 California Street, San Francisco, California 94111.
(3)	Includes 703,219 shares issuable upon the exercise of stock options held by Alan B. Lefkof and 65,734 shares held by the Lefkof Family Trust over which Alan B. Lefkof has shared voting and investment authority.
(4)	Includes 217,474 shares issuable upon the exercise of stock options held by Brooke A. Hauch.
(5)	Includes 335,525 shares issuable upon the exercise of stock options held by David A. Kadish.
(6)	Includes 48,750 shares issuable upon the exercise of stock options held by Bao T. Nguyen.
(7)	Includes 92,501 shares issuable upon the exercise of stock options held by Dano Ybarra.
(8)	Includes 85,500 shares issuable upon the exercise of stock options held by Reese M. Jones.
(9)	Includes 70,000 shares issuable upon the exercise of stock options held by Robert Lee.
(10)	Includes 115,500 shares issuable upon the exercise of stock options held by David F. Marquardt. Mr. Marquardt is retiring as a director effective as of the date of the Annual Stockholder Meeting.
(11)	Includes 500 shares held in a retirement account and 2,500 shares held by a family partnership over which Howard T. Slayen has voting and investment authority, and 45,000 shares issuable upon the exercise of stock options held by Howard T. Slayen.
(12)	Includes 52,500 shares issuable upon the exercise of stock options held by Harold S. Wills.
(13)	Includes 1,803,469 shares issuable upon the exercise of stock options held by all current executive officers and directors.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The directors who are being nominated for election to the Board of Directors (the “Nominees”) as recommended by the Nominating Committee of the Board of Directors, their ages as of December 23, 2005, their positions and offices held with the Company and certain biographical information are set forth below. The proxy holders intend to vote all proxies received by them in the accompanying form FOR the Nominees listed below unless otherwise instructed. In the event any Nominee is unable or declines to serve as a director at the time of the Annual Stockholder Meeting, the proxies will be voted for any nominee who may be designated by the present Board of Directors to fill the vacancy. The size of the Board of Directors is currently set at seven members, and will be set at six members at the time of the Annual Stockholder Meeting. As of the date of this Proxy Statement, the Board of Directors is not aware of any Nominee who is unable or will decline to serve as a director. The six Nominees receiving the highest number of affirmative votes of the shares entitled to vote at the Annual Stockholder Meeting will be elected directors of the Company to serve until the next Annual Stockholder Meeting or until their successors have been duly elected and qualified.

Vote Required and Board of Directors’ Recommendation

Directors are elected by a plurality of the affirmative votes cast by those shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Stockholder Meeting. The six Nominees for director receiving the highest number of affirmative votes will be elected. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum. Abstentions and broker non-votes will not be counted towards a Nominee’s total. Stockholders may not cumulate votes in the election of directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE

“FOR” ELECTION OF EACH OF THE NOMINATED DIRECTORS.

Name and Positions held with the Company	Age	First became a Director
Alan B. Lefkof, President, Chief Executive Officer and Director (1)	52	August 1991
Harold S. Wills, Chairman of the Board of Directors (2)(3)(4)	63	April 2001
J. Francois Crepin, Director	59	November 2005
Reese M. Jones, Director	46	March 1987
Robert Lee, Director (2)(3)	57	November 2001
Howard T. Slayen, Director (5)	58	April 2003

(1)	Member of the Stock Option Committee
(2)	Member of the Audit Committee
(3)	Member of the Nominating Committee
(4)	Member of the Compensation Committee
(5)	Chairman of the Audit Committee

Alan B. Lefkof.    Mr. Lefkof has served as a director of Netopia since August 1991, when he joined Netopia as President. He has been Chief Executive Officer since November 1994. Prior to joining Netopia, Mr. Lefkof served as President of GRiD Systems, and as a Management Consultant at McKinsey & Company. Mr. Lefkof received a B.S. in computer science from the Massachusetts Institute of Technology in 1975 and a M.B.A. from Harvard Business School in 1977.

Harold S. Wills.    Mr. Wills has been a director of Netopia since April 2001, and was elected Chairman of the Board in October 2004. Mr. Wills is president of the international operations of InPhonic, Inc., an online provider of wireless services and devices, which he joined in November 2001. From April 1996 through October 2000, Mr. Wills served in various executive capacities at PSINet, Inc., most recently as Director, President and Chief Operating Officer. Mr. Wills has also held senior management positions with Granada Group PLC, Xerox and IBM. Mr. Wills received a Master of Science in Business from Columbia University in 1974.

J. Francois Crepin.    Mr. Crepin has been a director of Netopia since November 2005. Mr. Crepin is President and CEO, and Co-Founder of Akros Silicon Inc. Founded in January 2005, Akros Silicon Inc. is a venture capital-backed fabless semiconductor company located in Folsom, California. From March 1999 through October 2004, Mr. Crepin served as President, Chief Operating Officer and Director of Metalink Ltd. Mr. Crepin

previously held executive positions at Level One Communications Inc., as well as positions at LSI Logic and National Semiconductor. Mr. Crepin received a B.Sc. in Mathematics from Grenoble University in 1968 and a M.B.A. from the University of Paris in 1974.

Reese M. Jones.    Mr. Jones, founder of Netopia in 1985, served as Chairman of the Board of Directors from Netopia’s founding through October 2004. Mr. Jones also served as Chief Executive Officer of Netopia from its founding through November 1994. Mr. Jones is an inventor, private venture capital investor and business strategy consultant who currently serves on the Board of Directors of a number of privately held companies, educational and non-profit organizations. Mr. Jones received a B.A. in biophysics from the University of California at Berkeley in 1982. Mr. Jones was appointed as Fellow for Entrepreneurship & Innovation by the Lester Center at the Haas Business School of the University of California at Berkeley in 1999.

Robert Lee.    Mr. Lee has been a director of Netopia since November 2001. Having retired after a 26 year career at Pacific Bell, now part of AT&T Inc., Mr. Lee is a private investor and business consultant who currently serves on the Board of Directors of Blue Shield of California, BroadVision, Inc. and Interland, Inc. as well as a number of privately held companies and non-profit organizations. From 1972 to 1998, Mr. Lee served in various executive capacities at Pacific Bell, most recently as a corporate Executive Vice President and President of Business Communications. Mr. Lee received a B.S. in electrical engineering from University of Southern California in 1970 and a M.B.A. from University of California at Berkeley in 1972.

Howard T. Slayen.    Mr. Slayen has been a director of Netopia since April 2003. Mr. Slayen served as a corporate finance partner in the San Francisco and San Jose, California offices of PricewaterhouseCoopers until his retirement in 1999. During his career at PricewaterhouseCoopers, Mr. Slayen also served as partner in charge of the Financial Advisory Services practice for the Western United States and as tax partner in charge for the San Francisco, San Jose, and Houston, Texas offices of the legacy firm of Coopers & Lybrand. A private investor and business consultant after his retirement, Mr. Slayen currently serves on the Board of Directors of Lantronix, Inc., and a number of privately held companies. Mr. Slayen received a B.A. in economics and accounting from Claremont McKenna College in 1968 and a J.D. from Boalt Hall School of Law, University of California at Berkeley, in 1971.

Board Meetings

During the fiscal year ended September 30, 2005, the Board held 6 meetings. No director listed above who served on the Board in fiscal year 2005 attended fewer than 75% of the meetings of the Board and any committee on which he served. The Board has determined that with the exception of Mr. Lefkof, each of the current directors is “independent” as defined in the Nasdaq Stock Market listing standards. The Board has an Audit Committee, Compensation Committee, Nominating Committee, and Stock Option Committee.

Audit Committee

During the fiscal year ended September 30, 2005, the Audit Committee of the Board of Directors held 6 meetings and did not act by written consent in lieu of a meeting on any occasion. The Audit Committee reviews, acts on and reports to the Board of Directors with respect to various auditing and accounting matters, including the selection of the Company’s independent registered public accounting firm, the scope of the independent registered public accounting firm’s services and annual audit fees to be paid to the Company’s independent registered public accounting firm, the performance of the Company’s independent registered public accounting firm and the accounting practices of the Company. The chair of the Audit Committee is Mr. Slayen, and the other members of the Audit Committee are Messrs. Lee and Wills. The Board of Directors has determined that each member of the Audit Committee is independent as described in applicable Nasdaq listing standards. The Board of Directors has also determined that Mr. Slayen is an “audit committee financial expert” as described in applicable rules and regulations of the Securities and Exchange Commission. A copy of the Audit Committee’s charter is publicly available on the Corporate Governance section of the Company’s website at http://media.corporate-ir.net/media_files/OOTC/NTPA/AuditRestatedCharter.pdf

The Audit Committee oversees the Company’s corporate accounting, financial reporting and internal controls processes. In this regard, the Audit Committee evaluates the performance of and assesses the qualifications of the independent registered public accounting firm; determines and approves the engagement of the independent registered public accounting firm; determines whether to retain or terminate the existing independent registered public accounting firm or to appoint and engage a new independent registered public accounting firm; reviews and approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent registered public accounting firm on the Company’s audit engagement team as required by law; confers with management and the independent registered public accounting firm regarding the effectiveness of internal controls over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; reviews the financial statements and assessment of internal controls to be included in the Company’s Annual Report on Form 10-K; and discusses with management and the independent registered public accounting firm the results of the annual audit of the Company’s financial statements and of management’s assessment of internal controls over financial reporting, as well as the quarterly reviews of results of operations reported in the Company’s quarterly and annual financial statements.

Compensation Committee

During the fiscal year ended September 30, 2005, the Compensation Committee acted by written consent seven (7) times. The Compensation Committee sets salaries and other compensation arrangements for executive officers of the Company, administers the Company’s stock option, stock purchase and stock bonus plans, and advises the Board on general aspects of the Company’s compensation and benefit policies. For additional information concerning the Compensation Committee, see “Report of the Compensation Committee on Executive Compensation,” “Executive Compensation and Other Matters” and “Compensation Committee Interlocks and Insider Participation.” The members of the Compensation Committee during the 2005 fiscal year were Messrs. Marquardt and Wills.

Stock Option Committee

During the fiscal year ended September 30, 2005, the Stock Option Committee acted by written consent six (6) times. The Board has delegated to the Stock Option Committee the authority to approve the grant to non-officer employees and other individuals of stock options in amounts less than 10,000 shares. The sole member of the Stock Option Committee during the 2005 fiscal year was Alan B. Lefkof.

Nominating Committee

During the fiscal year ended September 30, 2005, the Nominating Committee of the Board of Directors (the “Nominating Committee”) acted by written consent one time. The Nominating Committee recommends nominees for the Board. The Nominating Committee will consider nominees recommended by stockholders for election as directors. The Nominating Committee has recommended the election of each of the nominated directors. The members of the Nominating Committee during the 2005 fiscal year were Messrs. Lee and Wills.

The Nominating Committee operates pursuant to a written charter and has the exclusive right to recommend candidates for election as directors to the Board. The Nominating Committee believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements and having the highest personal integrity and ethics. The Nominating Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to represent rigorously the long-term interests of the Company’s stockholders. However, the Nominating Committee retains the right to modify these qualifications from time to time. Candidates for director nominees will be reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Nominating Committee intends to consider diversity, age, skills, and such other factors as it may deem appropriate given the then current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the Nominating Committee reviews such directors’ overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors’ independence. In the case of new director candidates, the Nominating Committee will determine whether the nominee must be independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations, and the advice of counsel, if necessary. The Nominating Committee then will use its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating Committee will conduct any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating Committee will meet to discuss and consider such candidates’ qualifications and then select a nominee for recommendation to the Board of Directors by majority vote. To date, the Nominating Committee has not paid a fee to any third party to assist in the process of identifying or evaluating director candidates. At this time, the Nominating Committee does not have a formal process to consider director candidates recommended by stockholders. Stockholders wishing to recommend candidates for consideration by the Nominating Committee may do so by writing to the Secretary of the Company and providing the candidate’s name, biographical data and qualifications. The Nominating Committee believes that it is currently in the best position to identify, review, evaluate and select qualified candidates for Board membership based on the comprehensive criteria for Board membership approved by the Board. A more detailed description of the functions of the Nominating Committee can be found in the Company’s Nominating Committee Charter, which is publicly available on the Corporate Governance section of the Company’s website at http://media.corporate-ir.net/media_files/OOTC/NTPA/NomCharter.pdf.

Communication with the Board of Directors

Interested parties may contact the Board of Directors by sending correspondence to the attention of the Secretary of the Company, Netopia, Inc., 6001 Shellmound Street, 4th Floor, Emeryville, California 94608. Any mail received by the Secretary with the exception of improper commercial solicitations will then be forwarded to the members of the Company’s Board of Directors (or committee members, as appropriate) for their further action, if necessary. The Company does not have a policy requiring attendance by members of the Board of Directors at the Company’s Annual Stockholder Meeting. At the Company’s 2005 Annual Meeting, Alan Lefkof, a member of the Company’s Board of Directors and the Company’s President and Chief Executive Officer, was in attendance and available for questions.

Compensation of Directors

Until January 1, 2005, except for grants of stock options, members of the Company’s Board of Directors did not receive compensation for their services as directors, other than reimbursement of any actual travel and living expenses incurred in connection with attending meetings of the Board of Directors and meetings of the Audit Committee. Effective January 1, 2005, non-employee directors receive an annual retainer as follows: Chairman of the Board, $25,000; Chairman of the Audit Committee, $20,000; other Directors, $15,000. The retainer is paid in four equal installments payable at the end of each calendar quarter, commencing with the quarter ended March 31, 2005.

Directors of the Company are eligible to receive options under the Company’s 1996 Stock Option Plan and 2002 Equity Incentive Plan. The Automatic Option Grant Program that is part of the 1996 Stock Option Plan and 2002 Equity Incentive Plan provides for the grant of an option to purchase 50,000 shares of Common Stock upon a non-employee director’s initial election or appointment to the Board. The Automatic Option Grant Program also provides for the grant on the date of each Annual Stockholder Meeting of (a) an option to purchase 15,000 shares of Common Stock to each non-employee director and (b) an additional option to purchase 5,000 shares of Common Stock to each non-employee director who is a member of the Audit Committee. After the pool of shares available under the 1996 Stock Option Plan for automatic option grants is exhausted, grants under the Automatic Option Grant Program will thereafter be made out of the 2002 Equity Incentive Plan. All grants under the Automatic Option Grant Program have exercise prices equal to the fair market value of the underlying stock on the date of grant.

During the fiscal year ended September 30, 2005, Messrs. Jones and Marquardt each received options to purchase 15,000 shares of Common Stock under the Automatic Option Grant Program of the 2002 Equity Incentive Plan on March 18, 2005, the date of the 2005 Annual Stockholder Meeting. As members of the Audit Committee, Messrs. Lee, Slayen and Wills each received options to purchase 20,000 shares of Common Stock under the Automatic Option Grant Program of the 2002 Equity Incentive Plan on March 18, 2005, the date of the 2004 annual stockholder meeting. Mr. Crepin received options to purchase 50,000 shares of Common Stock under the Automatic Option Grant Program of the 1996 Stock Option Plan on November 15, 2005, the date Mr. Crepin was appointed to the Board.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected Burr, Pilger & Mayer LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2006. Burr, Pilger & Mayer LLP has acted in such capacity since its appointment on September 30, 2004. Burr, Pilger & Mayer LLP has audited the Company’s financial statements for the fiscal years ended September 30, 2005, 2004, 2003 and 2002.

Vote Required and Board of Directors’ Recommendation

The affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the Annual Stockholder Meeting, at which a quorum is present either in person or by proxy, is required for approval of this proposal. The proxy holders intend to vote all proxies received by them FOR the ratification of the appointment of Burr, Pilger & Mayer LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2006. Abstentions are not affirmative votes and, therefore, will have the same effect as a vote against the proposal. Broker non-votes will not be treated as entitled to vote on the matter, and thus will not affect the outcome of the voting on the proposal.

In the event ratification by the holders of the appointment of Burr, Pilger & Mayer LLP as the Company’s independent registered public accounting firm is not obtained, the Audit Committee of the Board will reconsider such appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee feels that such a change would be in the Company’s and its stockholders’ best interests.

A representative of Burr, Pilger & Mayer LLP will be present at the Annual Stockholder Meeting, will be given the opportunity to make a statement, if he or she so desires, and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF BURR, PILGER & MAYER LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

EXECUTIVE COMPENSATION AND OTHER MATTERS

The following Summary Compensation Table sets forth the compensation earned for fiscal years 2005, 2004 and 2003 for services rendered in all capacities to the Company and its subsidiaries by the Company’s Chief Executive Officer and the four other most highly compensated officers who were serving as executive officers as of September 30, 2005, for each of whom total earned salary and bonus for fiscal year 2005 exceeded $100,000 (collectively, the “Named Officers”).

Summary Compensation Table

	Fiscal Year	Annual Compensation (1)				Long-Term Compensation Awards
						Securities Underlying Options (#)
Name and Principal Position (2)		Salary ($)(1)		Bonus ($)
Alan B. Lefkof President and Chief Executive Officer	2005 2004 2003	340,000 332,350 309,400		0 0 0		0 0 250,000

Brooke A. Hauch Senior Vice President, Professional Services	2005 2004 2003	205,500 201,625 190,000		0 0 0		0 0 100,000

David A. Kadish Senior Vice President, General Counsel and Secretary	2005 2004 2003	225,000 218,150 197,600		0 0 30,000	(3)	0 0 200,000

Bao T. Nguyen Vice President of Software Engineering	2005 2004	175,000 49,053	(4)	5,000 0		0 80,000

Dano Ybarra Senior Vice President, Sales and Marketing	2005 2004 2003	203,177 89,650 12,545	(6)	45,721 0 0	(5)	40,000 9,500 60,000

(1)	Includes amounts deferred under the Company’s 401(k) Plan. For certain Named Officers, excludes car allowances and amounts paid for tax services and supplemental medical and disability insurance, which in the aggregate for each Named Officer were less than 10% of salary plus bonus.
(2)	Charles Constanti, the Company’s Vice President and Chief Financial Officer, commenced employment on April 18, 2005.
(3)	Bonus payment paid in the subsequent fiscal year.
(4)	Mr. Nguyen’s employment commenced on June 21, 2004.
(5)	Represents commissions.
(6)	Mr. Ybarra’s employment commenced on July 7, 2003.

Option Grants in Last Fiscal Year

The following table contains information concerning stock option grants made to the Named Officers in the fiscal year ended September 30, 2005. In accordance with the rules of the United States Securities and Exchange Commission, the table sets forth the hypothetical gains or “option spreads” that would exist for each such option grant at the end of its ten-year term. Except for the stock option grant shown below, no stock options or stock appreciation rights were granted to any of the Named Officers during the fiscal year ended September 30, 2005.

	Number of securities underlying options granted		Individual grants			Potential realizable value at assumed annual rates of stock price appreciation for option term (3)
			% of total options granted to employees in fiscal year 2005 (1)	Exercise price per share (2)	Expiration Date

Name						5%	10%
Alan B. Lefkof	0		0	—	—	0	0
Brooke A. Hauch	0		0	—	—	0	0
David A. Kadish	0		0	—	—	0	0
Bao T. Nguyen	0		0	—	—	0	0
Dano Ybarra	40,000	(4)	2.94%	$2.45	11/08/14	$61,632	$156,187

(1)	Based on options to acquire an aggregate of 1,359,000 shares of Common Stock granted in the 2005 fiscal year.
(2)	The exercise price may be paid in cash or in shares of Common Stock valued at fair market value on the exercise date.
(3)	The potential realizable value is calculated based on the term of the option at its date of grant. It is calculated assuming that the stock price on the date of grant appreciates at the indicated annual rates, compounded annually for the entire term of the option, and that the option is exercised and sold on the last day of its term for the appreciated stock price. The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the United States Securities and Exchange Commission. Actual gains, if any, on option exercises are dependent on the future performance of the Common Stock and overall market conditions. There can be no assurance provided to any executive officer or any other holder of the Company’s securities that the actual stock price appreciation over the 10-year option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from option grants made to the executive officers.
(4)	Stock options are granted with an exercise price equal to the fair market value of the Common Stock on the date of grant. These options become exercisable in quarterly installments over two years, beginning from the date of grant.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table sets forth information concerning option holdings as of September 30, 2005 with respect to each of the Named Officers. No options were exercised in fiscal year 2005 by the Named Officers. No stock appreciation rights were outstanding as of September 30, 2005.

	Number of Securities Underlying Unexercised Options at September 30, 2005 (#)		Value of Unexercised In-the-Money Options at September 30, 2005 ($)(1)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Alan B. Lefkof	654,875	128,125	16,000	0
Brooke A. Hauch	208,099	50,000	13,336	0
David A. Kadish	318,026	98,124	18,437	563
Bao T. Nguyen	45,625	34,375	35,587	26,813
Dano Ybarra	82,501	24,999	5,250	8,750

(1)	Based on $2.80 per share, which was the fair market value per share of the Company’s Common Stock at September 30, 2005, less the exercise price payable for such shares.

Equity Compensation Plan Information

The following table provides information about our Common Stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of September 30, 2005, including the Farallon Computing, Inc. 1987 Restated Stock Option Plan, the Netopia, Inc. 1996 Stock Option Plan, the Netopia, Inc. 2000 Stock Incentive Plan, and the Netopia, Inc. 2002 Equity Incentive Plan (collectively, the “Option Plans”), but except as noted below excluding the Netopia, Inc. 2005 Employee Stock Purchase Plan.

	(a)		(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights		Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	5,010,434	(1)	$4.45	2,798,978	(2)

Equity compensation plans not approved by security holders	699,747	(3)	3.48	288,762

	5,710,181		4.33	3,087,740	(4)

(1)	Includes 16,125 options granted under the 1987 Restated Stock Option Plan, 3,268,804 options granted under the 1996 Stock Option Plan, and 1,727,505 options granted under the 2002 Equity incentive Plan.
(2)	Includes 173,393 shares of Common Stock available for issuance under the 1996 Stock Option Plan, 1,576,566 shares of Common Stock available for issuance under the 2002 Equity Incentive Plan, and 1,044,019 shares of Common Stock available for issuance under the Employee Stock Purchase Plan. The 1996 Stock Option Plan expires in fiscal year 2006, and thereafter no shares will be available for issuance except for shares issuable upon exercise of options outstanding on the expiration date. The number of shares of Common Stock remaining available for issuance under the 2002 Equity Incentive Plan automatically increases on the first trading day of each calendar year by an amount equal to four and three-quarter percent (4.75%) of the shares of Common Stock outstanding on December 31 of the immediately preceding calendar year, up to a maximum annual increase of 1,000,000 shares.
(3)	Granted under the 2000 Stock Incentive Plan.
(4)	Excluding the 1,044,019 shares of Common Stock available for issuance under the 2005 Employee Stock Purchase Plan, a total of 2,043,721 shares of Common Stock are available for grant under the Option Plans as of September 30, 2005.

On October 18, 2000, the Board of Directors approved the 2000 Stock Incentive Plan, pursuant to which non-qualified stock options may be granted to our employees, officers and directors. The purpose of the 2000 Stock Incentive Plan is to promote our success by linking the personal interests of our employees, officers and directors to those of our shareholders and by providing participants with an incentive for outstanding performance. As initially approved, awards granted to officers may not exceed in the aggregate forty percent (40%) of all shares that are reserved for grant under the 2000 Stock Incentive Plan. Officers and directors will not receive any additional awards under the 2000 Stock Incentive Plan. All options granted under the 2000 Stock Incentive Plan have exercise prices equal to the fair market value of the underlying stock on the date of grant. As of September 30, 2005, the Company had reserved 1,900,000 shares of Common Stock for issuance under the 2000 Stock Incentive Plan, and 288,762 shares remained available for future grants. Options currently outstanding under the 2000 Stock Incentive Plan vest ratably over two or four-year periods beginning at the grant date and expire ten years from the date of grant. The 2000 Stock Incentive Plan is not required to be and has not been approved by the Company’s stockholders. The Company’s officers and directors hold an aggregate of 135,400 options outstanding under the 2000 Stock Incentive Plan.

Employment Contracts, Termination of Employment and Change in Control Arrangements

The Compensation Committee, as plan administrator of all of our existing equity compensation plans as of September 30, 2005, has the authority to provide for accelerated vesting of the shares of Common Stock subject to outstanding options held by the Named Officers and any other executive officer in connection with certain changes in control of the Company or the subsequent termination of the officer’s employment following the change in control event.

On December 9, 2005, the Company and Alan B. Lefkof entered into an Employment Agreement (the “Employment Agreement”). The Board of Directors approved the Employment Agreement on December 8, 2005 following the recommendation of the Compensation Committee of the Board of Directors. Set forth below is a brief description of the material terms and conditions of the Employment Agreement.

Under the terms of the Employment Agreement, the Company has agreed to continue to employ Mr. Lefkof as its President and Chief Executive Officer. Mr. Lefkof also will continue to serve as a member of the Company’s Board of Directors. The initial term of the Employment Agreement is for a three-year period that commenced as of October 1, 2005, which was the first day of the Company’s current fiscal year ending September 30, 2006. Thereafter, the Employment Agreement shall renew automatically for successive renewal terms of one year each unless either party provides written notice of non-renewal no later than ninety days prior to the end of the initial or then current renewal term. The Employment Agreement provides that Mr. Lefkof will receive a base salary in the amount of $350,000 during the first year of the term, and that the Compensation Committee of the Board may adjust the base salary in the second and third years of the initial term and during any renewal terms. In addition, Mr. Lefkof will be eligible to earn an annual bonus in accordance with the Company’s then current bonus program for senior executives. The target amount of the annual bonus will not be less than 50% of Mr. Lefkof’s then current base salary. The actual award of any bonus and the timing of payment shall be determined by the Compensation Committee. Mr. Lefkof will be entitled to participate in specified employee health and benefit programs. The Employment Agreement provides that the Company will ensure that Mr. Lefkof continues to receive all health related benefits through September 30, 2015 unless he receives comparable benefits from a subsequent employer.

Pursuant to the terms of the Employment Agreement, on December 9, 2005, Mr. Lefkof was awarded options to purchase 300,000 shares of the Company’s Common Stock. 3/36ths of the option shares will become exercisable on December 31, 2005, and the remainder shall vest 1/36th per month on the last day of each month thereafter through September 30, 2008. The exercise price of the options is $2.65 per share, the closing price of the Company’s Common Stock on December 9, 2005.

In the event that Mr. Lefkof’s employment is terminated for cause, he will receive payment of his salary through the date of termination. In the event Mr. Lefkof’s employment is terminated without cause or for good reason, as defined in the Employment Agreement, death or disability, and such termination occurs on or before September 30, 2007, Mr. Lefkof will continue to receive employment benefits (base salary, vesting of options and other benefits) through the end of the initial term. If such termination occurs after September 30, 2007, Mr. Lefkof will continue to receive employment benefits (base salary, vesting of options and other benefits) for a period of twelve months after termination. In either case, Mr. Lefkof shall also receive a bonus payment equal to the greater of (a) $100,000 and (b) the target amount of the annual bonus for the fiscal year in which the termination occurs, pro rated through the date of termination. The Employment Agreement provides that in the event that any payment to Mr. Lefkof is determined to be subject to the parachute or excise taxes imposed pursuant to Section 280G of the Internal Revenue Code, or any interest or penalties are incurred by Mr. Lefkof with respect to any such parachute or 280G excise taxes, Mr. Lefkof shall receive an additional “gross up” payment in an amount such that after payment by Mr. Lefkof of all income and excise taxes, including interest or penalties, imposed on the “gross up” payment, Mr. Lefkof will retain an amount of the “gross up” payment equal to the excise tax, including interest or penalties, imposed on the payment.

None of the other Named Officers has an employment agreement with the Company, and their employment may be terminated at any time. However, the Company has entered into agreements with Mr. Kadish and with

Ms. Hauch that provide for acceleration of vesting of option shares as if the officer remained employed for 12 additional months in the event the officer’s employment is involuntarily terminated during the 12 month period following certain acquisitions or changes in control of the Company. In addition, Mr. Kadish will receive severance pay equal to 12 months salary upon any such termination and the full target bonus for the fiscal year in which his employment is terminated; Ms. Hauch will receive severance pay equal to 6 months salary upon any such termination and the full target bonus for the fiscal year in which her employment is terminated.

Certain Relationships and Related Transactions

Pursuant to the indemnification provisions of our By-Laws and our Amended and Restated Certificate of Incorporation, as well as indemnification agreements entered into between us and our officers and directors, we have been paying the legal fees and expenses of certain officers and directors that have been incurred in connection with the SEC investigation and related class action lawsuits, subject to undertakings by each individual to reimburse such amounts in the event it is ultimately determined that such individual is not entitled to indemnification under such provisions and agreements. The following is a list of the Company’s officers and directors that have received advancement of their legal fees in excess of $60,000 for the fiscal year ended September 30, 2005 and the amount advanced as of such date: (a) Mr. Lefkof: $265,625; (b) Mr. Kadish: $356,514; (c) Messrs. Wills and Slayen, jointly: $196,514. These amounts were included in the legal costs in our general and administrative expenses for the fiscal year ended September 30, 2005.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers, directors and persons who beneficially own more than 10% of the Company’s Common Stock to file initial reports of ownership and reports of changes in ownership with SEC. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by such persons. Based solely on the Company’s review of such forms furnished to the Company and written representations from certain reporting persons, the Company believes that all filing requirements applicable to the Company’s executive officers, directors and more than 10% stockholders were complied with during fiscal year 2005.

Code of Ethics

The Board of Directors adopted on July 15, 2003 the Netopia, Inc. Code of Business Conduct and Ethics. The Code of Business Conduct and Ethics applies to all directors, officers and employees, and certain additional portions of the policy apply to all executive and senior financial officers. A copy of the Company’s Code of Business Conduct and Ethics has been filed as Exhibit 14.1 to the Company’s annual report on Form 10-K for the fiscal year ended September 30, 2003. In addition, the Company’s Code of Business Conduct and Ethics is publicly available on the Company’s website at http://media.corporate-ir.net/media_files/nsd/ntpa/corpgov/codeofethics0703.pdf.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of the Company’s Board of Directors, as of September 30, 2005, consisted of Messrs. Marquardt and Wills. Neither Mr. Marquardt nor Mr. Wills was at any time during the fiscal year ended September 30, 2005, or at any other time, an officer or employee of the Company. No member of the Compensation Committee serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee.

Report of the Compensation Committee on Executive Compensation

This Report of the Compensation Committee (the “Committee”) shall not be deemed to be incorporated by reference by any general statement incorporating by reference into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed soliciting material or filed under such acts.

The Committee is comprised of non-employee directors and acts periodically to evaluate the effectiveness of the compensation program in linking Company performance and executive pay. In addition, the Compensation Committee is consulted to approve the compensation package of a newly hired executive or of an executive whose scope of responsibility has changed significantly. The Committee has the authority to establish the level of base salary payable to the Chief Executive Officer (“CEO”) and to administer the Company’s various stock incentive plans. In addition, the Committee has the responsibility for approving the individual bonus program to be in effect for the CEO. The CEO has the authority to establish the level of base salary payable to all other employees of the Company, including all executive officers, subject to the approval of the Committee. In addition, the CEO has the responsibility for approving the bonus programs to be in effect for all other executive officers and other key employees each fiscal year, subject to the approval of the Committee.

General Compensation Policy.    The objective of the Company’s executive compensation program is to align executive compensation with the Company’s long-term and short-term business objectives and performance. We rely upon judgment and not upon rigid guidelines or formulas in determining the amount and mix of compensation elements for each executive officer. Key factors affecting our judgments include the nature and scope of the executive officer’s responsibilities and their effectiveness in leading our initiatives to achieve corporate goals. Among the factors considered by the CEO were informal surveys conducted by Company personnel among local companies. The CEO’s fundamental policy is to offer the Company’s executive officers competitive compensation opportunities based upon overall Company performance, their individual contribution to the financial success of the Company and their personal performance. It is the CEO’s objective to have a substantial portion of each officer’s compensation contingent upon the Company’s performance, as well as upon his or her own level of performance. Accordingly, each executive officer’s compensation package consists of (i) base salary, (ii) cash bonus awards and (iii) long-term stock-based incentive awards.

In preparing the stock performance graph for this Proxy Statement, the Company has selected the Nasdaq Stock Market (U.S.) Index and the Nasdaq Telecommunications Index (the “Indices”). To the extent that the Company compares its compensation practices against other companies, through informal compensation surveys or otherwise, the constituent companies are not necessarily those included in the Indices, because the latter may not be competitive with the Company for executive talent or because compensation information is not available to the Company.

Base Salary.     The base salary for each executive officer is set at the time of hire based on individual negotiation, and any subsequent increases are awarded pursuant to annual merit raises on the basis of personal performance.

Annual Cash Bonuses.    The Company did not implement a formal bonus program for fiscal year 2005. However, in past years, the Company has established a bonus target for each executive officer, including the CEO, tied to achievement of the Company’s revenue and profit goals and which, in certain years, would also be tied to individual performance. For fiscal year 2005, because the Company failed to achieve its financial performance targets, the Company’s CEO and the Company’s executive officers were not awarded any financial performance-related bonuses.

Long-term Incentive Compensation.    Generally, a significant stock option grant is made in the year that an officer commences employment and grants typically of lesser amounts are made periodically. Generally, the size of each grant is set at a level that the Committee deems appropriate, to create a meaningful opportunity for stock ownership based upon the individual’s position with the Company, the individual’s potential for future responsibility and promotion, the individual’s performance in the recent period and the number of unvested options held by the individual at the time of the new grant. The relative weight given to each of these factors will vary from individual to individual at the Committee’s discretion based on the recommendation made by the CEO to the Committee. In fiscal year 2005, one option grant was made to an executive officer in connection with his assumption of more significant job responsibilities. In addition, in fiscal year 2005, one option grant was made in connection with the employment of the Company’s new Vice President and Chief Financial Officer. These

option grants vest quarterly over two and four year periods, respectively, contingent upon the executive officer’s continued employment with the Company. Accordingly, these options will provide a return to the executive officers only if such officer remains an employee of the Company, and then only if the market price of the Common Stock appreciates over the option term.

CEO Compensation.    Mr. Lefkof, the Company’s President and CEO, did not receive an increase in annual base salary in fiscal year 2005. As stated above, in fiscal year 2005 the Company failed to achieve its financial performance targets. As a result, the Company’s CEO did not receive any bonus. No options were granted to the CEO in fiscal year 2005.

CEO Employment Agreement.    Following the end of fiscal year 2005, on December 9, 2005, the Company and Alan B. Lefkof entered into an Employment Agreement (the “Agreement”). The Agreement was approved by the Board of Directors on December 8, 2005 following the recommendation of the Compensation Committee. Set forth elsewhere in this Proxy Statement is a brief description of the material terms and conditions of the Agreement. Before entering into the Agreement, the Committee conducted research into the compensation of the chief executive officers of other public companies comparable in size to the Company, in the same markets as the Company, or in the same geographic area as the Company. The Committee used this peer data in its negotiations with Mr. Lefkof with respect to the Agreement, and determined that the compensation and severance provisions in the Agreement were consistent with the peer data. The Company did not retain any outside compensation consultants in connection with its research and subsequent negotiation of the Agreement. The Committee recommended that the Agreement be approved by the Board of Directors in order to demonstrate the Committee’s recognition of Mr. Lefkof’s continued leadership of the Company and to provide assurance regarding commitment and stability at the CEO level.

Tax Limitation.    Under applicable Federal tax law, the Company will not be allowed a Federal income tax deduction for compensation paid to certain executive officers to the extent that compensation exceeds $1 million per officer in any year. This limitation has been in effect for all fiscal years of the Company ending after the Company’s initial public offering. The stockholders approved the Company’s 1996 Stock Option Plan and 2002 Equity Incentive Plan, which include provisions that limit the maximum number of shares of Common Stock for which any one participant may be granted stock options over a three-year period and two-year period respectively. Accordingly, any compensation deemed paid to an executive officer when he exercises an option under the 1996 Stock Option Plan and 2002 Equity Incentive Plan with an exercise price equal to the fair market value of the option shares on the grant date will generally qualify as performance-based compensation that will not be subject to the $1 million limitation. However, options granted under the 2000 Stock Incentive Plan do not qualify as performance-based compensation and will be subject to the $1 million limitation. Since it is not expected that the cash compensation to be paid to the Company’s executive officers for fiscal year 2006 will exceed the $1 million limit per officer, the Committee will defer any decision on whether to limit the dollar amount of the cash compensation payable to the Company’s executive officers to the $1 million cap.

Submitted by the Compensation Committee of the Netopia Board of Directors:

David F. Marquardt*
Harold S. Wills

(*Mr. Marquardt is retiring as a director effective as of the date of the Annual Stockholder Meeting. No replacement for Mr. Marquardt has been named to the Compensation Committee as of the date of this Proxy Statement.)

STOCK PERFORMANCE GRAPH

The graph set forth below compares the cumulative total stockholder return on the Company’s Common Stock for the five year period commencing on September 30, 2000 and ending on September 30, 2005, with the cumulative total return of (i) the Nasdaq Stock Market (U.S.) Index and (ii) the Nasdaq Telecommunications Index, over the same period. This graph assumes the investment of $100.00 on September 30, 2000 in the Common Stock, the Nasdaq Stock Market (U.S.) Index and the Nasdaq Telecommunications Index, and assumes the reinvestment of dividends, if any.

The comparisons shown in the graph below are based upon historical data. The Company cautions that the stock price performance shown in the graph below is not necessarily indicative of, nor is it intended to forecast, the potential future performance of the Common Stock. Information used in the graph was obtained from Research Data Group, Inc., a source believed to be reliable, but the Company is not responsible for any errors or omissions in such information.

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement or future filings made by the Company under those statutes, the Compensation Committee Report and Stock Performance Graph and related disclosure shall not be deemed filed with the United States Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes.

	Cumulative Total Return
	9/30/00	9/30/01	9/30/02	9/30/03	9/30/04	9/30/05
NETOPIA, INC.	100.00	35.82	13.64	62.09	19.45	25.45
NASDAQ STOCK MARKET (U.S.)	100.00	41.00	33.00	50.54	53.30	59.63
NASDAQ TELECOMMUNICATIONS	100.00	34.91	20.06	34.07	32.61	40.11

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors consists of three non-employee directors named below. The Board annually reviews the Nasdaq listing standards’ definition of independence for audit committee members and has determined that each member of the Audit Committee meets that standard. The Board of Directors has also determined that Mr. Slayen is an “audit committee financial expert” as described in applicable rules and regulations of the Securities and Exchange Commission.

The principal purpose of the Audit Committee is to assist the Board of Directors in its general oversight of the Company’s accounting, financial reporting and internal controls processes and audits of the Company’s financial statements and management’s assessment of internal control. The Audit Committee is responsible for selecting and engaging the Company’s independent registered public accounting firm and approving the audit and non-audit services to be provided by the independent registered public accounting firm. The Audit Committee’s function is more fully described in its Charter, which the Board has adopted. The Audit Committee reviews its Charter on an annual basis. The Charter is available for review on the Corporate Governance section of the Company’s website at http://media.corporate-ir.net/media_files/OOTC/NTPA/AuditRestatedCharter.pdf.

The Audit Committee met in person or by phone six times during the 2005 fiscal year. All members of the Committee attended all of the meetings, except for one meeting in which Mr. Wills was absent and one meeting in which Mr. Lee was absent.

During July 2004, information was disclosed to the Audit Committee that resulted in the Audit Committee commencing a special investigation. The Audit Committee retained independent counsel and an accounting advisor to assist the Audit Committee in its investigation. The investigation was completed as of the time that the Company filed on February 1, 2005 its Annual Report on Form 10-K for the fiscal year ended September 30, 2004.

Management is responsible for establishing and maintaining adequate internal controls over the Company’s financial reporting process. Burr, Pilger & Mayer LLP (“BPM”), the Company’s independent registered public accounting firm, is responsible for performing an independent audit of the Company’s consolidated financial statements and assessment of internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States), and to express an opinion in accordance with these standards.

The Audit Committee has reviewed and discussed with the Company’s management the audited financial statements of the Company and management’s assessment of internal control over financial reporting that are included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2005. Management represented to the Audit Committee that the Company’s consolidated financial statements included in the Annual Report on Form 10-K were prepared in accordance with generally accepted accounting principles, and that internal control over financial reporting was effective as of September 30, 2005.

The Audit Committee has reviewed and discussed with BPM the audited financial statements and the audit of management’s assessment of internal control over financial reporting. The Audit Committee also discussed with BPM those matters required to be discussed by Statement on Auditing Standards No. 61, entitled “Communications with Audit Committees”, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants. The Audit Committee also discussed with BPM its independence from the Company and the Company’s management. Additionally, BPM provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No.1, entitled “Independent Discussions with Audit Committees”, as amended, by the Independence Standards Board.

Based upon the discussions and representations described above, the Audit Committee recommended to the Board of Directors that the audited financials statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2005 for filing with the United States Securities and Exchange Commission.

Audit Committee

Howard T. Slayen, Chairman

Robert Lee

Harold S. Wills

Audit Fees

The following table sets forth the aggregate fees billed by Burr, Pilger & Mayer LLP (“BPM”) for the fiscal years ended September 30, 2005 and 2004 for audit and non-audit services, as well as all “out of pocket” costs incurred in connection with these services, and are categorized as Audit Fees, Audit-Related Fees, Tax Fees and All other Fees.

	Fiscal Year 2005	Fiscal Year 2004
Audit fees (1)	$659,400	$459,700
Audit-Related Fees	0	0
Tax fees	0	0
All other fees (2)	$4,450	$12,500

Total fees	$663,850	$472,200

(1)	This amount represents the aggregate fees billed for professional services rendered by BPM for the audit of the Company’s annual financial statements, quarterly reviews of the Company’s interim financial statements reported on Form 10-Q and services normally provided in connection with statutory and regulatory filings related to the last two fiscal years. For fiscal year 2005, the audit fees include fees for both the audit of the Company’s financial statements and the audit of management’s assessment of the effectiveness of the Company’s internal control over financial reporting. For fiscal year 2004, the audit fees shown include audit fees for the audit of the Company’s restated financial statements as of September 30, 2003 and 2002.
(2)	This amount represents the aggregate fees billed for products and services provided by BPM, which were not audit, audit-related or tax fees. For fiscal year 2005, this amount primarily represents consulting fees regarding cost allocation and revenue on certain agreements and work related to a consent to incorporation of an audit opinion in a Form S-8. For fiscal year 2004, this amount represents consulting fees relating to the audit committee investigation. BPM did not perform any services or bill any fees for financial information systems and design implementation for the fiscal years ended September 30, 2005 and 2004.

The non-audit services provided by BPM are permissible non-audit services within the meaning of Section 10A(g) of the Securities Exchange Act of 1934.

Section 10A(i)(1) of the Exchange Act requires that all audit and non-audit services to be performed by our principal accountants be approved in the advance by the Audit Committee of the Board of Directors, subject to certain exceptions relating to non-audit services accounting for less than five percent of the total fees paid to its principal accountants which are subsequently ratified by the Audit Committee (the “De Minimis Exception”). Pursuant to Section 10A(i)(1) of the Exchange Act, the Audit Committee has established procedures by which it pre-approves such services at regularly scheduled meeting. In addition, pursuant to Section 10A(i)(3) of the Exchange Act, the Audit Committee has established procedures by which the Chairman of the Audit Committee may pre-approve such services provided the Chairman reports the details of the services to the full Audit Committee at its next regularly scheduled meeting. None of the non-audit services described above were performed pursuant to the De Minimis Exception during the periods in which the pre-approval requirement has been in effect.

On September 30, 2004, the Audit Committee of the board of directors of the Company engaged BMP as the Company’s independent registered public accounting firm. This appointment followed the resignation of KPMG LLP as the Company’s independent registered public accounting firm effective on September 10, 2004. BPM has audited the Company’s consolidated financial statements for the fiscal years ended September 30, 2005 and 2004, and the Company’s restated consolidated financial statements for the fiscal years ended September 30, 2003 and 2002.

The reports of KPMG on the Company’s consolidated financial statements for the fiscal years ended September 30, 2003 and 2002 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended September 30, 2003 and 2002, and the subsequent interim period from October 1, 2003 through September 10, 2004, (i) there were no disagreements between the Company and KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference to the subject matter of the disagreement(s) in connection with its report on the consolidated financial statements for such periods, other than as described in the next paragraph and (ii) there were no “reportable events” as such term is defined in Item 304(a)(1)(v) of Regulation S-K, other than as described in item (2) in the next paragraph.

(1) Prior to KPMG’s resignation, KPMG requested on September 8, 2004 that the Company’s Audit Committee provide KPMG with certain information, and the Audit Committee and KPMG were engaged in an ongoing discussion concerning such information, which consisted of documents over which the Company had asserted privilege as a basis for not providing KPMG with access to such documents. This matter had not been resolved at the time of KPMG’s resignation. According to KPMG, if all or some portion of such information were not provided as requested, KPMG’s auditors’ report would have included an audit scope limitation with respect to this matter. (2) Prior to its resignation, KPMG had advised the Company’s Audit Committee that information provided by the Audit Committee, if further investigated, (i) might materially impact the fairness or reliability of its previously issued audit reports and the underlying financial statements and (ii) might cause it to be unwilling to rely on management’s representations. Because KPMG resigned before conducting such further investigation, it did not reach any such conclusions.

STOCKHOLDER PROPOSALS TO BE PRESENTED

AT NEXT ANNUAL STOCKHOLDER MEETING

Proposals of stockholders intended to be presented at the 2007 Annual Stockholder Meeting of the Company must be received by the Company at its offices at 6001 Shellmound Street, 4th Floor, Emeryville, California 94608, Attention: Senior Vice President, General Counsel and Secretary, not later than August 25, 2006 (120 days preceding the one year anniversary of the mailing date of this proxy statement) and satisfy the conditions established by the United States Securities and Exchange Commission for holder proposals to be included in the Company’s proxy statement for that meeting. Pursuant to Rule 14a-4(c)(1) of the Securities Exchange Act of 1934, as amended, stockholders wishing to bring a proposal before the 2007 Annual Stockholder Meeting of the Company (but not to include it in the Company’s proxy statement for that meeting) should provide written notice of the proposal to the Company no later than November 8, 2006 (45 days preceding the one year anniversary of the mailing date of this proxy statement), as proxies solicited for that meeting will confer discretionary authority to vote on any such matter of which the Company did not have notice as of such date.

All stockholder proposals and notice of stockholder proposals should be sent to the Company at its offices at 6001 Shellmound Street, 4th Floor, Emeryville, California 94608, Attention: Senior Vice President, General Counsel and Secretary. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any stockholder proposal that does not satisfy the conditions and rules established by the United States Securities and Exchange Commission.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors is not informed of any other matter, other than those stated above, that may be brought before the meeting. The persons named in the enclosed form of proxy or their substitutes will vote with respect to any such matters in accordance with their best judgment.

By Order of the Board of Directors,

David A. Kadish

Senior Vice President, General Counsel and Secretary

Dated: December 23, 2005

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN YOUR PROXY IN THE POSTAGE-PAID ENVELOPE PROVIDED FOR YOUR CONVENIENCE; OR YOU MAY VOTE BY TELEPHONE OR VIA THE INTERNET IN ACCORDANCE WITH THE INSTRUCTIONS ON YOUR PROXY CARD. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

THANK YOU FOR YOUR ATTENTION TO THIS MATTER. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL STOCKHOLDER MEETING.

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF NETOPIA, INC.

The undersigned hereby appoints Alan B. Lefkof and David A. Kadish, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote all the shares of Netopia, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Stockholder Meeting of Netopia, Inc. to be held on January 31, 2006 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the meeting. The undersigned hereby expressly revokes any and all proxies heretofore given or executed by the undersigned with respect to the shares represented by this Proxy and, by filing this Proxy with the Secretary of Netopia, Inc., gives notice of such revocation.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS VOTES “FOR” EACH OF THE FOLLOWING PROPOSALS.

		FOR	WITHHELD	For all nominees, except for nominees written below.			FOR	AGAINST	ABSTAIN
1.	ELECTION OF DIRECTORS TO ELECT THE FOLLOWING DIRECTORS TO SERVE FOR A TERM ENDING UPON THE 2007 ANNUAL STOCKHOLDER MEETING OR UNTIL THEIR SUCCESSORS ARE ELECTED AND QUALIFIED:	☐	☐	☐	2.	PROPOSAL TO RATIFY THE APPOINTMENT OF BURR, PILGER & MAYER LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.	☐	☐	☐

	Harold S. Wills, Alan B. Lefkof, J. Francois Crepin, Reese M. Jones, Robert Lee, and Howard T. Slayen				.

	Nominee exception(s): _________________________				THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS.

Signature	Signature (if held jointly)	Date:
Note: Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

PLEASE VOTE, SIGN, DATE AND RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE.